Exhibit 4.1


                                                                  EXECUTION COPY







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                  Kansas City Southern de Mexico, S.A. de C.V.,

                                    as Issuer



            Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V.,

                                  as Guarantor

                                       and

                              The Bank of New York,

                                   as Trustee

                                       and

                         Deutsche Bank Luxembourg S.A.,

                                 as Paying Agent


                             ---------------------


                          Second Supplemental Indenture

                          Dated as of November 21, 2006


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                          10 1/4% Senior Notes due 2007


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     SECOND  SUPPLEMENTAL  INDENTURE,   dated  as  of  November  21,  2006  (the
"Supplemental Indenture"), among KANSAS CITY SOUTHERN DE MEXICO, S.A. de C.V. (formerly known as TFM, S.A. de C.V.), a corporation (sociedad anonima de capital variable) organized under the laws of Mexico (the "Company"), GRUPO KCSM, S.A. de C.V. (formerly known as Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V.), a corporation (sociedad anonima de capital variable) organized under the laws of Mexico, as Guarantor (the "Guarantor"), THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "Trustee"), and DEUTSCHE BANK LUXEMBOURG S.A. (formerly Bankers Trust Luxembourg S.A.), as Paying Agent (the "Paying Agent"). All capitalized terms used herein but not defined shall have the meaning set forth in the Indenture (as defined below), unless otherwise indicated.

     WHEREAS, the Company, the Guarantor, the Trustee, and the Paying Agent are parties to that certain Indenture, dated as of June 16, 1997 (the "Indenture"), as supplemented by the First Supplemental Indenture, dated as of May 21, 2002, among the Company, the Guarantor, the Trustee, and the Paying Agent, pursuant to which the Company issued its 10 1/4% Senior Notes due 2007 (the "Notes");

     WHEREAS, pursuant to section 9.02 of the Indenture, the Trustee, with the consent of Holders of a majority in principal amount of the Notes outstanding, may enter into supplemental indentures for the purpose of amending and deleting certain provisions of the Indenture;

     WHEREAS, the Company, the Guarantor, the Trustee and the Paying Agent desire to amend the Indenture, to delete and amend certain provisions contained therein and in the Notes;

     WHEREAS, pursuant to an Offer to Purchase and Related Solicitation of Consents dated October 23, 2006 (the "Offer to Purchase"), the Company offered to purchase all outstanding Notes and solicited consents to the amendments to the Indenture and the Notes described herein (the "Amendments");

     WHEREAS, Holders of at least a majority in principal amount of the Notes outstanding have consented to the Amendments by tendering and not withdrawing their Notes and by delivering the related consents pursuant to the terms of the Offer to Purchase;

     WHEREAS, by entering into this Supplemental Indenture, the Company, the Guarantor, the Trustee and the Paying Agent have consented to amend the Indenture and the Notes in accordance with the Amendments;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged by the Company, the Guarantor, the Trustee, and the Paying Agent, the Company, the Guarantor, the Trustee and the Paying Agent hereby agree for the benefit of the Company and the equal and ratable benefit of all the Holders of the Notes as follows:

                                  ARTICLE ONE

                                   AMENDMENTS

     SECTION 1.01. Amendments to the Indenture. Effective on the Optional Early Settlement Date (as defined in the Offer to Purchase), the Indenture is amended as set forth herein.

          (a) Section 1.01 of the Indenture is hereby amended by deleting in their entirety the following definitions:

                        "Adjusted Consolidated Net Assets"
                        "Adjusted Consolidated Net Income"
                        "Asset Sale"
                        "Average Life"
                        "Capital Contribution Agreement"
                        "Change of Control"
                        "Consolidated EBITDA"
                        "Consolidated Interest Expense"
                        "Excess Proceeds"
                        "Guaranteed Indebtedness"
                        "Interest Coverage Ratio"
                        "Management Services Agreements"
                        "Net Cash Proceeds"
                        "Offer to Purchase"
                        "Permitted Investment"
                        "Permitted Liens"
                        "Public Equity Offering"
                        "Released Indebtedness"
                        "Restricted Payments"
                        "Registration"
                        "Temporary Cash Investment"
                        "Tex-Mex Railway"
                        "Transaction Date"

          (b) Each of the following sections of the Indenture is hereby amended by deleting it in its entirety and replacing it in lieu thereof with "[Intentionally Deleted.]":

                    Section 4.03 Limitation on Indebtedness.

                    Section 4.04 Limitation on Restricted Payments.

                    Section 4.05 Limitation  on   Dividends  and  Other  Payment
                                 Restrictions Affecting Restricted Subsidiaries.

                    Section 4.06 Limitation  on the Issuance and Sale of Capital
                                 Stock of Restricted Subsidiaries.


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                    Section 4.07 Limitation  on  the  Issuances of Guarantees by
                                 Restricted Subsidiaries.

                    Section 4.08 Limitation  on Transactions  with  Stockholders and Affiliates.

                    Section 4.09 Limitation on Liens.

                    Section 4.10 Limitation on Sale-Leaseback Transactions.

                    Section 4.11 Limitation on Asset Sales.

                    Section 4.12 Repurchase  of  Securities  upon  a  Change  of
                                 Control.

                    Section 4.13 Existence.

                    Section 4.14 Payment of Taxes and Other Claims.

                    Section 4.15 Maintenance of Properties and Insurance.

                    Section 4.18 Commission Reports and Reports to Holders.

                    Section 4.19 Waiver of Stay, Extension or Usury Laws.

          (c) Section 5.01 of the Indenture is hereby amended by deleting it in its entirety and replacing it with the following:

          "Neither the Company nor the Guarantor will consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to any Person or permit any Person to merge with or into the Company or the Guarantor (other than a merger, consolidation, sale, transfer or lease solely between the Guarantor and the Company) unless: (i) the Company or the Guarantor shall be the continuing Person, or the Person (if other than the Company or the Guarantor) formed by such consolidation or into which the Company or the Guarantor is merged or that acquired or leased such property and assets of the Company or the Guarantor shall be a corporation organized and validly existing under the laws of Mexico, the United States of America or any jurisdiction of either such country and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company or the Guarantor, as the case may be, on all of the Securities or the Securities Guarantees, as the case may be, and under this Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iii) the Company delivers to the Trustee an Opinion of Counsel stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with."


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          (d) Section  6.01(c) of the Indenture is hereby amended by deleting it in its entirety and replacing it with the following:

          "the Company or the Guarantor, as the case may be, defaults in the performance of or breaches the provisions of Article Five;"

          (e) Section 9.03 of the Indenture is hereby amended by deleting it in its entirety and replacing it with the following:

          "Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the Security of the consenting Holder, even if notation of the consent is not made on any Security. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Securities.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in any of clauses (i) through (vi) of Section 9.02. In case of an amendment or waiver of the type described in clauses (i) through (vi) of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Security that evidences the same indebtedness as the Security of the consenting Holder."

          (f) Section 13.07 of the Indenture is hereby amended by deleting it in its entirety and replacing it with the following:

               "If an Interest Payment Date, Redemption Date, Stated Maturity or date of maturity of any Security shall not be a Business Day, then payment of principal of premium, if any, or interest on such Security, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, or Redemption Date, or at the Stated Maturity or date of maturity of such Security; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or date of maturity, as the case may be."


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                                  ARTICLE TWO

                                  MISCELLANEOUS

     SECTION 2.01. Relation to Existing Indenture. This Supplemental Indenture constitutes an integral part of the Indenture in respect of the Notes but shall not modify, and or otherwise affect the Indenture insofar as it relates to any other series of notes or affect in any manner the terms or conditions of the notes of any other series.

     SECTION 2.02. Guaranty. The Guarantor agrees that the Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

     SECTION 2.03. Construction. For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and
(ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

     SECTION 2.04. Trustee Acceptance. The Trustee accepts the amendment of the Indenture effected by this Supplemental Indenture, as hereby amended, but only upon the terms and conditions set forth in the Indenture, as hereby amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the Indenture Trustee in the performance of its duties and obligations under the Indenture, as hereby amended. Without limiting the generality of the foregoing; the Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of the Company, and makes no representations as to the validity or sufficiency of this Supplemental Indenture.

     SECTION 2.05. Indenture Ratified. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

     SECTION 2.06. Parties Bound. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Upon the execution and effectiveness of this Supplemental Indenture, the Indenture and the Notes theretofore issued shall be deemed to be modified and amended in accordance with this Supplemental Indenture and the respective rights, limitation of rights, obligations, duties and immunities under the Indenture of the Company, the Guarantor, the Trustee, and the Paying Agent and the Holders of the Notes shall thereafter be determined, exercised and enforced thereunder subject in all respects to such modifications and amendments, and all the terms and conditions of this Supplemental Indenture shall be and be deemed to be part of the terns and conditions of the Indenture and the Notes theretofore issued for any and all purposes.


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     SECTION 2.07. Successors and Assignees.  This Supplemental  Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     SECTION 2.08. Counterparts. This Supplemental Indenture may be executed in any number of counterparts (including facsimile copies), each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page by telecopier shall be as effective as delivery of a manually executed counterparts thereof.

     SECTION 2.09. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 2.10. Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only and are not to be considered part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

     SECTION 2.11. Governing Law; Submission to Jurisdiction; Agent for Service. The Notes and this Indenture will be governed by the laws of the State of New York. Each of the parties hereto hereby submits to the jurisdiction of the U.S. federal and New York state courts located in the Borough of Manhattan, City and State of New York for purposes of all legal actions and proceedings instituted in connection with the Notes and this Indenture, and the Company and the Guarantor hereby waive any objection which they may now have or hereafter have to the laying of venue of any such action or proceeding and any right to which they may be entitled on account of place of residence or domicile. The Company and the Guarantor have appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as the Company's and the Guarantor's authorized agent upon which process may be served in any such action.

     SECTION 2.12. Currency Indemnity. U.S. dollars are the sole currency of account and payment for all sums payable by the Company or the Guarantor under or in connection with the Notes, including damages. Any amount received or recovered in a currency other than U.S. dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or the Guarantor or otherwise) by any Holder in respect of any sum expressed to be due to it from the Company or the Guarantor shall only constitute a discharge to the Company or the Guarantor to the extent of the dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that dollar amount is less than the dollar amount expressed to be due to the recipient under any Note, the Company and the Guarantor shall indemnify the recipient against any loss sustained by it as a result. In any event, the Company and the
Guarantor shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 2.12, it will be sufficient for the Holder to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so


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received in that other  currency  on the date of receipt or  recovery  (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the Company's and the Guarantor's other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note.


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     IN WITNESS  WHEREOF,  the parties  hereto  have  caused  this  Supplemental
Indenture to be duly executed as of the date first above written.

                                    KANSAS CITY SOUTHERN de MEXICO, S.A. de C.V.


                                    By:  /s/ Patrick J. Ottensmeyer
                                        ----------------------------------------
                                        Name:  Patrick J. Ottensmeyer
                                        Title: Chief Financial Officer and
                                               Attorney-in-Fact


                                    By: /s/ Paul J. Weyandt
                                        ----------------------------------------
                                        Name:  Paul J. Weyandt
                                        Title: Interim Treasurer and
                                               Attorney-in-Fact



                                    GRUPO KCSM, S.A. de C.V.


                                    By: /s/ Patrick J. Ottensmeyer
                                        ----------------------------------------
                                        Name:  Patrick J. Ottensmeyer
                                        Title: Chief Financial Officer and
                                               Attorney-in-Fact


                                    By: /s/ Paul J. Weyandt
                                        ----------------------------------------
                                        Name:  Paul J. Weyandt
                                        Title: Interim Treasurer and
                                               Attorney-in-Fact


                                    THE BANK OF NEW YORK, as Trustee


                                    By: /s/ Luis Perez
                                        ----------------------------------------
                                        Name:  Luis Perez
                                        Title: Assistant Vice President


                                    DEUTSCHE BANK LUXEMBOURG S.A., as
                                    Paying Agent


                                    By: /s/ Wanda Camacho
                                        ----------------------------------------
                                        Name:  Wanda Camacho
                                        Title: Vice President


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                                    By: /s/ Richard L. Buckwalter
                                        ----------------------------------------
                                        Name:  Richard L. Buckwalter
                                        Title: Vice President